Exhibit 4.6

Bank of America, N.A.
1 Bryant Park, 32nd Floor
New York, New York 10036

As of January 11, 2021
Movado Group, Inc.
650 From Road, Suite 375
Paramus, NJ 07652-3556
Attention: Sallie A. DeMarsilis

Re:Consent to Dividends by Movado Group, Inc. (the “Parent”)

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 12, 2018, by and among Parent, Movado Group Delaware Holdings Corporation, Movado LLC, Movado Retail Group, Inc., MGI Luxury Group S.A., and Movado Watch Company SA (collectively, the “Borrowers”), the other Loan Parties identified therein, the financial institutions from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent (as amended, restated, or supplemented from time to time, the “Credit Agreement”). All capitalized terms not otherwise defined herein shall have the same meaning as provided for in the Credit Agreement.

As requested by the Borrowers, each of the undersigned Lenders, constituting Required Lenders under the Credit Agreement, hereby consent to two dividends by Parent payable to certain of the Parent’s equity holders, which when aggregated do not exceed $5,000,000 (the “Dividend Cap”) provided that (i) the initial dividend shall be paid on or prior to February 15, 2021, in an amount of up to $2,500,000 (the “Initial Dividend”) and (ii) the second dividend shall be paid during the period from February 15, 2021 through May 31, 2021, in an amount that, when added together with the Initial Dividend, does not exceed the Dividend Cap. The undersigned agree that the dividends permitted to be paid pursuant to this letter agreement are in addition to, and without limitation of, any dividends otherwise permitted to be paid pursuant to the Credit Agreement, including pursuant to Section 7.06(f) thereof.

By their countersignature hereto the Borrowers hereby acknowledge and agree that such consent by the Required Lenders shall not be deemed to be a waiver by the Required Lenders of any of their rights contained in the Credit Agreement or a consent to any modification or waiver of any provision of the Loan Documents except as expressly set forth above in the immediately preceding paragraph, and nothing in this letter agreement shall be construed to imply any willingness of the Required Lenders to grant any future waiver, consent or amendment of any of the terms of the Credit Agreement or the other Loan Documents. Except as expressly consented to above, the Credit Agreement and all other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Upon the Borrowers’ execution and delivery of a countersigned original of this letter, this letter shall take effect as a sealed instrument under the laws of the State of New York as of the date first above written.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:
Name:	Jana Baker
Title:	Senior Vice President

[Consent to Dividend by Movado Group, Inc.]

Very truly yours,

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Jana Baker
Name:	Jana Baker
Title:	Senior Vice President

[Consent to Dividend by Movado Group, Inc.]

BANK LEUMI USA,
as a Lender

By:	/s/ Russell Turley
Name:	Russell Turley
Title:	Vice President

By:	/s/ David Wiederman
Name:	David Wiederman
Title:	Vice President

[Consent to Dividend by Movado Group, Inc.]

PNC BANK , NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Melinda DiBenedetto
Name:	Melinda DiBenedetto
Title:	Vice President

[Consent to Dividend by Movado Group, Inc.]

Acknowledged and Agreed as of this 11th day of January, 2021.
MOVADO GROUP, INC.,
as a Borrower

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

MOVADO GROUP DELAWARE HOLDINGS CORPORATION
as a Borrower

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

MOVADO, LLC
as a Borrower

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

MOVADO RETAIL GROUP, INC.
as a Borrower

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Secretary

MGI Luxury Group S.A.
as a Borrower

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Attorney-in-Fact

Movado Watch Company SA
as a Borrower

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Attorney-in-Fact

MGI Luxury Group, B.V.
as a Guarantor

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Attorney-in-Fact

movado group nederland, B.V.
as a Guarantor

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Attorney-in-Fact

[Consent to Dividend by Movado Group, Inc.]